UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Arrangements for Certain Officers

     On December 2, 2010, the Compensation Committee of the Board of Directors (the "Committee") of Rudolph Technologies, Inc. (the "Company") approved the early payout of bonus awards under the Company's Key Executive Cash Bonus Plan for 2010 (the "Plan") to all eligible participants, including the Company's named executive officers. The payout of the bonus awards is based on achievement of annual performance metrics under the Plan as of September 30, 2010, as derived from the Company's interim financial results for the nine month period ended September 30, 2010. The Company anticipates that payments will be made on December 9, 2010 ("December Payout").

     Following review of the Company's audited financial results for the twelve months ended December 31, 2010 ("Full Year Financials"), in the event that the Committee determines that a participant is entitled to additional incentive compensation under the Plan based on Full Year Financials (i.e., an amount equal to the total amount that would have been earned by a participant under the Plan based on the Full Year Financials, less the December Payout, if any), then an additional payment equal to such amount would be made to the participant in March 2011 ("March Payout").

     The December payout will be subject to a clawback under certain circumstances. If, following review of the Full Year Financials, the Committee determines that a participant's December Payout exceeded the amount that would be due to such participant for full year 2010 based on the Full Year Financials, then the participant will be required to reimburse the Company for such excess amount no later than March 30, 2011. Additionally, if a participant is no longer a full time employee of the Company on March 15, 2011, then such participant will not be eligible for any March Payout and will be required to reimburse the Company for the full amount of any December Payout no later than March 31, 2011.

Safe Harbor Statement

The foregoing disclosure contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") with regard to, among other things, anticipated payments to be made by the Company as described herein. The Company wishes to take advantage of the "safe harbor" provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond the Company's control. Additional information and considerations regarding the risks faced by the Company are available in the Company's Form 10-K report for the year ended December 31, 2009 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on the Company's current expectations, the company cannot guarantee any related future results, levels of activity, performance or achievements. The Company does not assume any obligation to update the forward-looking information contained herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: December 2, 2010	By: /s/ Robert A. Koch
Robert A. Koch Vice President & General Counsel